PVH Corp. Announces Leadership Update at Tommy Hilfiger and PVH Europe

PVH Corp. (NYSE: PVH), owner of a portfolio of iconic brands including TOMMY HILFIGER and CALVIN KLEIN, announced today that Daniel Grieder is stepping down from his role of Chief Executive Officer, Tommy Hilfiger Global & PVH Europe after 23 years in various management roles within the organization, and will be leaving the company to pursue other interests. Martijn Hagman will succeed Grieder and become the new Chief Executive Officer, Tommy Hilfiger Global & PVH Europe, effective June 2, 2020.

Hagman is currently Chief Operating Officer, Tommy Hilfiger Global & PVH Europe and Chief Financial Officer, Tommy Hilfiger Global, overseeing operations, finance, digital business transformation, technology, business development and the Tommy Hilfiger global sustainability program. He is a 12-year veteran of the Tommy Hilfiger leadership team and has been instrumental in Tommy Hilfiger’s impressive global expansion and the strategy that has led to PVH Europe’s consistent year-over-year growth.

“Tommy Hilfiger Global and PVH Europe came into this year on the same successful path they have been on, with strong sales trends and improving brand awareness, and connecting with consumers,” said Manny Chirico, Chairman and CEO, PVH Corp. “Daniel has been a champion of growing our innovation capabilities and expanding TOMMY HILFIGER’s reach around the world, always pushing for a consumer-centric, digitally-focused and sustainable mindset, while building a very strong management team.”

“It has been a phenomenal 23 years,” said Grieder. “As we are in the midst of this seismic shift in our industry, we find ourselves in a unique position to make a change that I believe will launch us into a new era for the brand. It’s a good feeling to know I can pass my seat to Martijn – he’s been a true friend, trusted confidant and reliable co-pilot on the last 12 years of this journey. There is never a perfect moment to leave an organization you love; the options are to leave too late or too early, and I knew I wanted to make this change while still having the optimism, energy and passion I’ve always held onto in my career.”

Under Grieder’s entrepreneurial leadership, Tommy Hilfiger has been positioned as a leading lifestyle company with best-in-class product, consumer engagement, digitalization and corporate responsibility initiatives. Since Grieder became CEO, Tommy Hilfiger Global & PVH Europe, in 2014, the Tommy Hilfiger business grew from $6 billion to over $9 billion in retail sales in 2019, and the Calvin Klein European business more than doubled in revenues and earnings.

Stefan Larsson, PVH President said, “Together, Daniel and Martijn have instilled a future-focused vision, putting consumers at its core and creating a product-driven culture. We are thankful for Daniel’s many years of strong leadership and great accomplishments. I have great confidence in Martijn as a leader with a deep understanding of the underlying value drivers of the business. His consumer-centric mindset and digitally focused leadership will successfully guide the next era of sustainable and profitable growth for Tommy Hilfiger and the European region.”

Hagman said, “It is an honor to continue to build on the achievements of the TOMMY HILFIGER brand and PVH Europe alongside an exceptional and passionate management team. My thanks to Daniel extend well beyond the unwavering support, development opportunities and leadership he has provided over the years. We are confident in continuing to execute on the current strategic plan, and our focus for the coming months will be on the recovery and rebound phase of our global businesses out of the COVID-19 pandemic.”

Grieder will help transition his responsibilities over the next few months to ensure a smooth and successful transition.

Both Grieder and Hagman have worked side by side with the brand’s founder and Principal Designer Mr. Tommy Hilfiger for many years.

“My belief and excitement for the future of our brand has never been stronger,” said Tommy Hilfiger. “Daniel’s biggest gifts to our organization have been connecting the brand more strongly with our consumers and building a culture within the organization that is devoted to staying on the cutting edge of product, innovation and culture. Martijn has been on that journey, and, together, we’re going to keep writing the future of our brand – along with our partners and consumers around the world.”

About PVH Corp.
PVH is one of the most admired fashion and lifestyle companies in the world. We power brands that drive fashion forward – for good. Our brand portfolio includes the iconic CALVIN KLEIN, TOMMY HILFIGER, Van Heusen, IZOD, ARROW, Warner’s, Olga and Geoffrey Beene brands, as well as the digital-centric True&Co. intimates brand. We market a variety of goods under these and nationally and internationally known owned and licensed brands. PVH has over 40,000 associates operating in over 40 countries and $9.9 billion in annual revenues. That's the Power of Us. That’s the Power of PVH.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to its plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company may be considered to be highly leveraged and uses a significant portion of its cash flows to service its indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors, and other factors; (iv) the Company’s ability to manage its growth and inventory, including the Company’s ability to realize benefits from acquisitions, such as the acquisitions referenced in this press release; (v) quota restrictions, the imposition of safeguard controls and the imposition of duties or tariffs on goods from the countries where the Company or its licensees produce goods under its trademarks, such as the recently imposed tariffs and threatened increased tariffs on goods imported into the U.S. from China, any of which, among other things, could limit the ability to produce products in cost-effective countries or in countries that have the labor and technical expertise needed, or require the Company to absorb costs or try to pass costs onto consumers, which could materially impact the Company’s revenue and profitability; (vi) the availability and cost of raw materials; (vii) the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced); (viii) changes in available factory and shipping capacity, wage and shipping cost escalation, civil conflict, war or terrorist acts, the threat of any of the foregoing, or political or labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (ix) disease epidemics and health related concerns, such as the current outbreak of COVID-19, which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) supply chain disruptions due to closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in affected areas, closed stores, reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure, or governments impose mandatory business closures, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of the Company’s goodwill and other intangible assets, operating lease right-of-use assets, and property, plant and equipment; (x) acquisitions and divestitures and issues arising with acquisitions, divestitures and proposed transactions, including, without limitation, the ability to integrate an acquired entity or business into the Company with no substantial adverse effect on the acquired entity’s, the acquired business’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance, and the ability to operate effectively and profitably the Company’s continuing businesses after the sale or other disposal of a subsidiary, business or the assets thereof; (xi) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands; (xii) significant fluctuations of the U.S. dollar against foreign currencies in which the Company transacts significant levels of business; (xiii) the Company’s retirement plan expenses recorded throughout the year are calculated using actuarial valuations that incorporate assumptions and estimates about financial market, economic and demographic conditions, and differences between estimated and actual results give rise to gains and losses, which can be significant, that are recorded immediately in earnings, generally in the fourth quarter of the year; (xiv) the impact of new and revised tax legislation and regulations; and (xv) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, whether as a result of the receipt of new information, future events or otherwise.
Contact:
Dana Perlman
Treasurer and Senior Vice President, Business Development and Investor Relations
(212) 381-3502 office
(917) 579 1374 cell
investorrelations@pvh.com

Virginia Ritchie
VP Corporate Communications, Influencer Marketing & Experiences
31643184870
Virginia.Ritchie@Tommy.com